EXHIBIT 10.9

SENIOR MANAGEMENT

FISERV, INC.

EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT

Employee/Optionee: [FIRST NAME][LAST NAME]	Date: [DATE]

Number of Shares of Common Stock Subject To This Agreement: [SHARES]

Pursuant to the Fiserv, Inc. Stock Option and Restricted Stock Plan (the “Plan”), the Compensation Committee of the Board of Directors (the “Committee”) of Fiserv, Inc. (the “Company”) has granted to you on this date an option (the “Option”) to purchase the number of shares of the Company’s Common Stock, $.01 par value (the “Common Stock”), set forth above. Such number of shares (as such may be adjusted as described in Section 9(a) below) is herein referred to as the “Option Shares”. The terms and conditions of the Option are set out below.

The Option is intended to be (and will be treated as) a “non-qualified stock option” for Federal income tax purposes. The Option will not be treated either by you or the Company as an “incentive stock option”, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

1.	Date of Grant. This Option is granted to you on the date first above written (the “Date of Grant”).

2.	Termination of Option. Your right to exercise this Option (and to purchase the Option Shares) shall expire and terminate in all events on the earlier of (a) the close of business on the tenth anniversary of the Date of Grant, or (b) the date provided in Section 6 hereof.

3.	Option Price. The purchase price to be paid upon the exercise of this Option will be [PRICE] per share, being at least equal to the fair market value of such shares on the date hereof.

4.	Provisions Relating to Exercise.

(a)	Commencing on [VESTING DATE] you will become entitled to exercise this Option with respect to 20% of the Option Shares. Commencing on each of the four succeeding anniversaries of [VESTING DATE], you will become entitled to exercise this Option with respect to an additional 20% of the Option Shares.

(b)	Once you become entitled to exercise any part of this Option (and purchase Option Shares) as provided in Section 4(a) hereof, that right will continue until the date on which this Option expires and terminates pursuant to Section 2 hereof. The right to purchase Option Shares under this Option is cumulative, so that if the full number of Option Shares purchasable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter during the term of the Option.

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(c)	The Committee, in its sole discretion, may at any time accelerate the time at which this Option first becomes exercisable by you with respect to any Option Shares.

(d)	Notwithstanding any other provision in this Option Agreement, you agree that during the term of your employment with the Company or any Subsidiary, and for a period of 12 months thereafter, you will not, directly or indirectly, on your behalf or on behalf of any other individual, association or entity, as agent or otherwise:

(i)	contact any of the clients of any Fiserv Group Company (or hereinafter defined) for whom you directly performed any services or had any direct business contact for the purpose of soliciting business or inducing such client to acquire any product or service that at any time during the term of this Agreement is provided or under development by the Fiserv Group Company for whom you directly performed any services from any entity other than a Fiserv Group Company;

(ii)	contact any of the clients or prospective clients of any Fiserv Group Company whose identity or other client specific information you discovered or gained access to as a result of your access to any Fiserv Group Company’s confidential information for the purpose of soliciting or inducing any of such clients or prospective clients to acquire any project or service that at any time during the term of this Agreement is provided or under development by the Fiserv Group Company to whose confidential information you had access from any entity other than a Fiserv Group Company;

(iii)	use any Fiserv Group Company’s confidential information to solicit, influence or encourage any clients or potential clients of any Fiserv Group Company to divert or direct their business to you or any other person, association or entity by or with whom you are employed, associated, engaged as agent or otherwise affiliated; or

(iv)	encourage, induce or entice any employee of any Fiserv Group Company with access to or possession of confidential information of any Fiserv Group Company to leave any Fiserv Group Company’s employment where it is reasonably likely that such employee will use such confidential information to solicit, influence or encourage clients or potential clients of such Fiserv Group Company to divert or direct their business to you or any other person, association or entity by or with whom such employee will become employed, associated, engaged as agent or otherwise affiliated.

You expressly acknowledge that damages alone may not be an adequate remedy for any breach by you of the covenants or agreements set forth in this Section 4(d) and that the Company, in addition to any other remedies it may have, shall be entitled to seek injunctive relief, including specific

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performance, with respect to any actual or threatened breach by you of any said covenants and your right to exercise this Option shall terminate immediately. “Fiserv Group Company” means the company and any “affiliate” company (within the meaning of Rule 405 under the Securities Act of 1933).

(e)	The Company may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred part of the Option at any time if you are not in compliance with all applicable provisions of this Agreement and the Plan, or if you engage in any of the activities listed in Section 4(d). In addition, failure to comply with the provisions of Section 4(d) prior to and during the 12 months after any exercise, payment or delivery of Option Shares pursuant to all or any part of this Option shall cause such exercise, payment or delivery to be rescinded. Notwithstanding the foregoing, the remedies and damages available to the Company in the event of a failure to comply with the provisions of Section 4(d) are not limited by this Section 4(e). The Company will notify you in writing of any such rescission within 24 months after such exercise, payment or delivery. Within 10 days after receiving such notice from the Company, you will pay to the Company, as a result of the rescinded exercise, payment or delivery of Option Shares, an amount equal to the difference between the fair market value of such Option Shares on the date of exercise and the amount you paid to obtain such Option Shares.

5.	Exercise of Option. To exercise the Option, you must complete the transaction through our administrative agent’s website at www.netbenefits.fidelity.com or call their toll free number at 1-800-544-9354 or contact the Company at its then principal office (presently 255 Fiserv Drive, Brookfield, WI 53045, Attn: Corporate Finance), specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full option price for the Option Shares being purchased. Payment of the option price must be made in accordance with the Plan. In no event may a fraction of a share be exercised or acquired.

6.	Termination of Employment.

(a)	In the event that you are no longer a full-time employee of either the Company or any Subsidiary of the Company for any reason, including that the Subsidiary ceases to be a Subsidiary, this Option may be exercised to the same extent that you were entitled to exercise this Option on the date you ceased to be a full-time employee, and had not previously done so, and the remaining Option Shares that are not vested under Section 4(a) may be exercised as follows:

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Minimum Age When No Longer a Full-Time Employee	Reason No Longer A Full-Time Employee	Minimum Years of Service	Remaining Option Shares that are Exercisable
Not applicable	Death or Disability	6	20%
		7	40%
		8	60%
		9	80%
		10	100%

55	Retirement	25	100%

62	Retirement	6	20%
		7	40%
		8	60%
		9	80%
		10	100%

65	Retirement	0	100%

All other combinations of minimum age, reason and minimum years of service			0%

If you are no longer a full-time employee by reasons of death, “disability” (within the meaning of Section 22(e)(3) of the code), retirement at age 55 or older with 25 years of service, retirement at age 62 or older with 10 years of service, or retirement at age 65 or older, you are (or in the event of your death or disability resulting in judicial appointment of a guardian ad litem, administrator or other legal representative, the executor or administrator of your estate, any person who shall have acquired the Option through bequest or inheritance or such guardian ad litem, administrator or other legal representative is) entitled to exercise this Option per the terms contained herein within one year after you are no longer a full-time employee. Otherwise, you are (or such guardian ad litem, administrator or other legal representative is) entitled to exercise this Option per the terms contained herein within one month after you are no longer a full-time employee. If you die within such exercise periods, your executor or the administrator of your estate or beneficiary may exercise this Option within one year after your death.

(b)	Notwithstanding any provision contained in this Section 6 to the contrary, in no event may this Option be exercised to any extent by anyone after the tenth anniversary of the Date of Grant.

(c)	Notwithstanding the foregoing, in the event that your employment was terminated either for cause or without the consent of the Company, this Option shall terminate immediately.

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(d)	If a Change of Control of the Company occurs and the Board of Directors does not, for any reason, act under the provisions of Subsection 9.3 of the Plan, this Option shall become fully vested and exercisable with respect to all Option Shares covered by this Option and, to the extent not previously exercised in whole or in part, all Option Shares shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change of Control, be cashed out on the basis of the Change of Control Price (as hereinafter defined) as of the date such Change of Control is determined to have occurred. Cash payment shall be effected to you within 60 days of the date such Change of Control is determined to have taken place. The “Change of Control Price” shall mean the highest price per share paid in any transaction reported on the NASDAQ, or paid or offered in any bona fide transaction related to a Change of Control, at any time during the 60-day period immediately preceding the occurrence of the Change of Control, in each case as determined by the Committee.

(e)	If a Change of Control of the Company has occurred and the Board of Directors has: (i) made provisions for the continuation of this Option, (ii) reached an agreement with the acquiring or surviving entity that the acquiring or surviving entity will assume the obligation of the Company under this Option or (iii) reached an agreement with the acquiring or surviving entity that the acquiring or surviving entity will convert each Option into an option of at least equal value, determined as of the date of the transaction, to purchase stock of the acquiring or surviving entity, and if you are terminated without cause or you terminate your employment for Good Reason (as hereinafter defined) within 12 months following the occurrence of the Change of Control, notwithstanding the provisions of Section 6(c) of this Option with respect to termination of employment without consent of the Company, this Option shall become fully vested and exercisable with respect to all Option Shares covered by this Option as of the time immediately prior to such termination of employment and notwithstanding any other provision hereof (except Section 6(b)), this Option shall become exercisable by you for 30 days following such termination and the provisions of Section 4(d)(i) and (iv) shall cease immediately to apply. For purposes of this Agreement, “Good Reason” shall mean your suffering any of the following events without your consent: (x) significant or material lessening of your responsibilities; (y) a reduction in your annual base salary or a material reduction in the level of incentive compensation for which you have been eligible during the two years immediately prior to the occurrence of the Change of Control and/or a material adverse change in the conditions governing receipt of such incentive compensation from those that prevailed prior to the occurrence of the Change of Control; or (z) the Company’s requiring you to be based anywhere other than within 50 miles of your place of employment at the time of the occurrence of the Change of Control, except for reasonably required travel to an extent substantially consistent with your business travel obligations.

7.	Securities Representations. You acknowledge receipt of the Prospectus under the Registration Statement on Form S-8 (Registration No. 333-34310) with respect to the

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Plan filed by the Company with the Securities and Exchange Commission. You understand that if you are an officer, director, 10% shareholder or are otherwise an “affiliate” (within the meaning of Rule 405 under the Securities Act of 1933) of the Company, you may not re-sell any shares acquired pursuant to the exercise of this Option except pursuant to a Registration Statement meeting the requirements of the Securities Act of 1933 or an exemption from the registration requirements of such Act. You represent and agree that you will comply with all applicable laws relating to the Plan and the grant and exercise of this Option and the disposition of the Option Shares, including without limitation federal and state securities and “blue sky” laws.

The Company may affix appropriate legends upon the certificates for the Option Shares and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (b) implement the provisions of the Plan or any agreement between the Company and you with respect to such Option Shares.

8.	Tax Representations. You represent and warrant that you understand the Federal, state and local income tax consequences of the granting of this Option to you, the exercise of this Option and purchase of Option Shares and the subsequent sale or other disposition of any Option Shares. In addition, you understand and agree that, when you exercise the Option and thereby realize gross income (if any) taxable as compensation in respect of such exercise, the Company will be required to withhold Federal, state and local taxes on the full amount of the compensation income realized by you and may also be required to withhold other amounts as a result of such exercise. Accordingly, at or prior to the time that you exercise the Option, you hereby agree to provide the Company with cash funds equal to the total federal, state and local taxes and other amounts required to be withheld by the Company or its Subsidiary in respect of any such compensation income or make other arrangements satisfactory to the Company regarding such payment. All matters with respect to the total amount to be withheld as a result of the exercise of this Option shall be determined by the Committee in its sole discretion.

9.	General Provisions.

(a)	If the total outstanding shares of Common Stock of the Company shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination, exchange of shares, declaration of any dividends payable in Common Stock, or the like, then the number and kind of Option Shares (and option price per share) subject to the unexercised portion of this Option shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be effective and binding. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to the Option without payment therefor.

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(b)	Neither the Plan nor this Option shall confer upon you any right to continue to be employed by the Company or any Subsidiary of the Company or limit in any respect any right of the Company or any Subsidiary of the Company to terminate your employment at any time, without liability.

(c)	This Agreement contains the entire agreement between the Company and you relating to the Option and supersedes all prior agreements or understandings relating thereto.

(d)	This Agreement may not be amended, changed or waived other than by written instrument signed by the parties hereto.

(e)	If any one or more provisions of this Agreement shall be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

(f)	This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to conflict of law provisions.

(g)	The Company and you agree that they will both be subject to and bound by all of the terms and conditions of the Plan. The Plan Prospectus is accessible on the Company’s administrative agent’s website in the “forms library” (www.netbenefits.fidelity.com), or a paper copy is available upon request. Any capitalized term not defined herein shall have the meaning ascribed to it in the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(h)	This Option is not transferable otherwise than by will or the laws of descent and distribution and may be exercised, during your lifetime, only by you or your legal representatives.

(i)	This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled by law to your rights hereunder.

(j)	You shall not have the rights of a shareholder with respect to any shares of Common Stock to be acquired upon exercise of this Option until the stock certificate representing such shares is issued.

(k)	You understand that, under the terms of the Plan and this Agreement, the Company may cancel or rescind this Option in certain circumstances, including, without limitation, if you violate the provisions of Section 4(d) prior to, or within 12 months after, the exercise of any Option Shares.

SENIOR MANAGEMENT

Please acknowledge acceptance of this Agreement by signing the enclosed copy of this Agreement in the space provided below.

FISERV, INC.

By:
Senior Executive Vice President

Accepted and Agreed to:

Signature of Optionee/Employee

Street Address

City	State	Zip Code